Exhibit 10.34

RESTRICTED STOCK UNIT AWARD DOCUMENT

For Non-Employee Directors

LAWSON SOFTWARE, INC.

1996 STOCK INCENTIVE PLAN

1.             Award of Restricted Stock Units. Pursuant to the Lawson Software, Inc. 1996 Stock Incentive Plan (the “Plan”), Lawson Software, Inc., a Delaware corporation (the “Company”) awards (the “Award”) to the non-employee director (“Participant”) whose name is specified in the separate written Award confirmation provided by the Company or the Company’s third party administrator (the “Award Confirmation”), units of restricted common stock (“Common Stock”) of the Company as follows:

The Company awards to Participant the number of “Restricted Stock Units” shown on the Award Confirmation, subject to the terms and conditions set forth in the Plan, this Restricted Stock Unit Award Document (“Award Document”) and the Award Confirmation. The Award Date for the Restricted Stock Units is stated on the Award Confirmation. No shares of Common Stock will be issuable to Participant under the Award unless and until the Restricted Stock Units vest as described in the Award Document. By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Award Document and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

This Award Document is the “Agreement,” as referred to the Plan, which contains the terms and conditions of the Restricted Stock Units.

2.             Restricted Stock Units Subject to Plan; Definitions. The Restricted Stock Units are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Award Document. The Restricted Stock Units are subject to any rules promulgated pursuant to the Plan by the Board of Directors of the Company or the Committee. The capitalized terms not otherwise defined in this Award Document have the same meanings assigned to them in the Plan.

2.1           The term “Change in Control Transaction” means (1) the closing of a tender offer or exchange offer for the ownership of 50% or more of the outstanding voting securities of the Company; (2) the Company shall have entered into a definitive agreement with respect to a tender offer, exchange offer or merger, consolidation or other business combination with another corporation and as a result of such tender offer, exchange offer, merger, consolidation or combination 50% or fewer of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (3) the Company shall have entered into a definitive agreement to sell substantially all of its assets to another corporation which is not a direct or indirect wholly owned Subsidiary of the Company; (4) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of this Award Document) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) (for purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date of this Award Document) pursuant to the Exchange Act; (5) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (6) individuals who constitute the Company’s Board of Directors on the date of this Award Document (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Award Document whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 50% of the directors comprising the Incumbent Board shall be, for purposes of this clause (6), considered as though such person were a member of the Incumbent Board.

2.2           The term “Fair Market Value” means the closing sale price of common stock of Lawson Software, Inc., as reported by Nasdaq (Nasdaq:  LWSN), on the date for which the determination of “Fair Market Value” is being made.

2.3           The term “Shares” means the shares of Common Stock subject to the Award, whether or not those shares are Vested Shares.

2.4           The term “Subsidiary” or “Subsidiaries” means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by the Company and/or one (1) or more Subsidiaries.

2.5           The term “Vested Shares” means the Shares with respect to which the Restricted Stock Units have vested at any particular time, on a one-for-one basis (for example, if ten Restricted Stock Units vest, ten Vested Shares of Common Stock will be issued on the Vesting Date).

2.6           The term “Vesting Date” means the earlier of:  (a) the scheduled vesting date shown in the Award Confirmation (i.e. normally the first day of the month one year after the Award Date), (b) the closing date of a Change in Control Transaction of the Company or (c) the date on which the Participant is no longer a member of the Board of Directors of the Company.

3.             Vesting. All (100%) of the Restricted Stock Units will automatically vest and become the right to receive Vested Shares on the Vesting Date.

4.             No Transfer of Restricted Stock Units. The Restricted Stock Units cannot be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to delivery of the Vested Shares underlying the Restricted Stock Units after the Restricted Stock Units have vested pursuant to Section 3 above.

5.             Issuance and Custody of Certificate; Delayed Delivery in Certain Cases.

5.1           Subject to the restrictions in this Section 5, upon vesting of the Restricted Stock Units and following payment of any applicable withholding taxes or contributions pursuant to Section 8 of this Award Document, the Company shall promptly cause to be issued and delivered to Participant a certificate or certificates (in electronic form unless otherwise instructed by the Participant) evidencing such Vested Shares, and registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs. The Company will issue and deliver the Vested Shares as soon as reasonably practical after the vesting of the Restricted Stock Units, but no more than 30 days after such vesting date. Except as provided in Section 5.2 or 5.4, any income will be recognized by Participant on the date the Participant first becomes eligible to receive the shares under Section 3. If the issuance of shares is delayed pursuant to Section 5.2 or 5.4, the Participant will recognize income on the date the shares may first be issued in accordance with Section 5.2 or 5.4.

5.2           The issuance of any Common Stock in accordance with this Award shall only be effective at such time that the sale or issuance of Common Stock pursuant to this Award Document will not violate the applicable laws or regulations of any applicable country, state or other jurisdiction.

5.3           At any time after the vesting of the Restricted Stock Units and prior to the issuance of the Vested Shares, if the issuance of the Vested Shares to the Participant is prohibited due to limitations under Section 5.2, the Company shall use its reasonable efforts to remove such limitations.

5.4           If Participant is a “specified employee” for purposes of Section 409A of the United States Internal Revenue Code (“Section 409A”), an exception to the payment restrictions of Section 409A does not apply, and the Company is a publicly traded corporation at the time of Employee’s termination of employment, then, notwithstanding any provision in this Award Document to the contrary:  (a) the issuance of the Vested Shares shall be made to Participant six months plus five business days following the date of Termination of Participant’s Service (provided that at the time of actual payment Participant has met all other requirements for that payment under this Award Document), (b) no payment of such amount will be made to Participant before the date described in clause (a) above, and (c) no dividend equivalents shall accrue or be payable to Employee for any payments that are delayed pursuant to this Section 5.4.

6.             Rights as Stockholder. Prior to the Restricted Stock Units vesting and Participant receiving the Vested Shares underlying the Restricted Stock Units pursuant to Section 5 above, Participant shall not have ownership or rights of ownership of any Common Stock underlying the Restricted Stock Units awarded hereunder. Participant shall not be entitled to receive dividend equivalents on the Restricted Stock Units.

7.             Adjustments. In the event of any stock split, stock dividend, recapitalization or combination of shares by the Company after the Award Date, the number of Shares subject to the Restricted Stock Units shall be equitably adjusted in the same manner as the Company’s outstanding shares of Common Stock. The Committee will administer the process for completing that equitable adjustment. The number of Restricted Stock Units designated in the Award Confirmation has been adjusted for all stock splits that were effective before the Award Date.

8.             Taxes. To provide the Company with the opportunity to claim the benefit of any tax deduction which may be available to it in connection with the Award, and to comply with all applicable income tax and social insurance contribution laws or regulations of any applicable country, state or other jurisdiction, the Company and its Subsidiaries may take such action as it deems appropriate to ensure that all applicable payroll, income tax, social insurance contributions or other tax withholding obligations are withheld or collected from Participant. Unless otherwise provided by the Committee in its sole discretion and except as prohibited under local law, Participant may elect to satisfy Participant’s minimum income tax and social insurance contributions withholding obligations, if applicable, by (i) paying that amount by wire transfer or check (bank check, certified check or personal check), (ii) having the Company or its Subsidiaries withhold a portion of the Vested Shares otherwise deliverable to the Participant having a Fair Market Value in United States dollars equal to the minimum amount of such taxes required to be withheld, in accordance with the rules of the Committee, or (iii) delivering to the Company for cancellation, in accordance with the rules of the Committee, shares of Common Stock which have a Fair Market Value equal to Participant’s minimum income tax and social insurance contributions withholding obligations and which either (a) were purchased on a national stock exchange or on the NASDAQ NMS system or (b) have been issued and outstanding more than six months. The Company will not deliver any fractional vested Shares but will pay, in lieu thereof, the Fair Market Value of such fractional vested Shares. Participant’s election under this Section 8 must be made on or before the date that the amount of tax or other contribution to be withheld is determined. Participant acknowledges and agrees that should the shares of Common Stock withheld for income tax and social insurance contributions purposes be in excess of the amounts required to be withheld under applicable law, the Company shall refund the excess to Participant, without interest, as soon as administratively practicable. Any adverse consequences to Participant resulting from the procedure permitted under this Section 8 including, without limitation, income tax and social insurance contributions consequences, shall be the sole responsibility of Participant.

9.             Impact on Director Status. This Agreement is not an employment or directorship contract. Nothing contained in this Agreement shall confer on the Participant any right to be employed by or serve as a director of the Company or any Subsidiary.

10.           No Trust or Fund Created. Neither the Plan nor this Award Document shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and Participant or any other person. To the extent that any Participant acquires a right to receive Shares or payments from the Company or any Subsidiary pursuant to the Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Subsidiary.

11.           Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies Participant of the following in relation to Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Award and participation in the Plan by Participant. The collection, processing and transfer of Participant’s personal data is necessary for the Company’s administration of the Plan and participation in the Plan by Participant, and Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect participation in the Plan by Participant. As such, Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section 11. The Company and Participant’s employer hold certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all options, restricted stock units or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing participation in the Plan by Participant. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in Participant’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for participation in the Plan by Participant. The Company and Participant’s employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of participation in the Plan by Participant, and the Company and Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing participation in the Plan by Participant, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of Stock acquired pursuant to the Plan. Participant may, at any time, exercise Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and participation in the Plan by Participant. Participant may seek to exercise these rights by contacting the local Human Resources manager or the Company’s Human Resources Department.

12.           No Right of Future Awards. Nothing contained in this Award Document, the Award Confirmation or the Plan shall confer on Participant any right to receive any additional stock awards in the future from the Company, Subsidiary or any other affiliate of the Company or affect in any way the right of the Company, Subsidiary or any other affiliate to terminate the granting of equity awards at any time.

13.           Interpretation of Terms; General. The Committee shall interpret the terms of the Award and this Award Document, the Award Confirmation and Plan and all determinations shall be final and binding. The Award and this Award Document, the Award Confirmation and Plan (1) are governed by the laws of the State of Minnesota, (2) may be amended only in writing, signed by an executive officer of the Company, and (3) supersede any other verbal or written agreements or representations concerning the Award.

14.           Termination Indemnities. Participation in the Plan by the Participant is voluntary. The value of the Award under the Plan is an extraordinary item of compensation outside the scope of Participant’s employment contract, if any. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. Rather, the Award represents a mere investment opportunity to acquire shares of the Company’s common stock.

15.           Private Placement. The grant of the Award is not intended to be a public offering of securities in Participant’s country but instead is intended to be a private placement. The Company has not submitted any registration statement, prospectus or other filings other than in the United States (unless otherwise required under local law). No employee of the Company or any of the Company’s affiliates is permitted to advise Participant about whether or not to acquire shares of the Company’s common stock under the Plan. Investment in the shares of the Company involves a degree of risk. Before deciding to acquire shares pursuant to the Award, Participant should carefully consider all risk factors relevant to the acquisition of the Company’s common stock under the Plan and carefully review all of the materials related to the Award and the Plan. In addition, Participant is encouraged to consult a personal advisor for professional investment advice (at Participant’s own expense).

16.           Compliance with Age Discrimination Rule – Applicable Only to Participants Who Are Subject to the Laws in the European Union. The grant of the Award and the terms and conditions governing the Award are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), for any Participant who is subject to the laws in the EU. To the extent a court or tribunal of competent jurisdiction determines that any provision of the Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the court or tribunal, in making such determination, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

17.           Official Language. Unless prohibited by applicable law:  (a) the official language of the Award and this Award Document, the Award Confirmation and Plan is English, (b) documents or notices not originally written in English shall have no effect until they have been translated into English, and the English translation shall then be the prevailing form of such documents or notices and (c) any notices or other documents required to be delivered to the Company (or equity plan administrator) under this Award Document, shall be translated into English, at Participant’s expense, and provided promptly to the Company in English (to the attention of the Company’s Corporate Secretary). The Company may also request an untranslated copy of such documents.

18.           Binding Terms. By accepting any of the benefits of the Restricted Stock Units, the Participant will be deemed to have agreed to comply with all of the terms and conditions of the Plan (as applicable to the Restricted Stock Units), this Award Document and the Award Confirmation. If there is any discrepancy between the number of Restricted Stock Units shown in the Award Confirmation and the number shown in the records of the Company’s Corporate Secretary, the records of the Company’s Corporate Secretary shall prevail.